                                                                       EXHIBIT 1
                                                                       ---------

                                 AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment"), dated as of April 22, 2004, is made and entered into by and between Metretek Technologies, Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, LLC (the "Rights Agent").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement, originally dated as of December 2, 1991 and amended and restated as of November 30, 2001 (as amended and restated, the "Rights Agreement"); and

         WHEREAS, the Board of Directors of the Company has authorized and approved a Securities Purchase Agreement (the "Purchase Agreement") by and among the Company and certain investors ("2004 Private Placement Investors"), providing for, among other things, the offering, sale and issuance by the Company (the "2004 Private Placement") to the 2004 Private Placement Investors of shares of the Company's Common Stock, par value $.01 per share ("Common Shares") to the 2004 Private Placement Investors, and warrants to purchase Common Shares to the 2004 Private Placement Investors and to the placement agent for the 2004 Private Placement; and

         WHEREAS, the Company has authorized and approved agreements (the "Preferred Share Agreement") by and among the Company and certain holders (the "Series B Preferred Shareholders") of its Series B Preferred Stock, par value $.01 per share ("Series B Preferred Shares"), providing for, among other things, the Company to issue warrants to purchase Common Shares to such holders of Series B Preferred Share;

         WHEREAS, the Board of Directors of the Company has determined that the Purchase Agreement and the Preferred Share Agreement, and the transactions contemplated thereby, are advisable and in the best interests of the Company and its stockholders; and

         WHEREAS, the willingness of the 2004 Private Placement Investors to enter into the Purchase Agreement and the willingness of the Series B Preferred Shareholders to enter into the Preferred Share Agreements is conditioned upon, among other things, the amendment of the Rights Agreement on the terms set forth herein; and

         WHEREAS, no "Distribution Date", "Shares Acquisition Date", "Redemption Date" or "Final Expiration Date" (as such terms are defined in the Rights Agreement) has occurred; and


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         WHEREAS, Section 27 of the Rights Agreement provides that, among other things, subject to the restrictions set forth in such Section, the Company may, by resolution adopted by its Board of Directors, supplement or amend any provisions of the Rights Agreement without the approval of any holders of certificates representing rights under the Rights Agreement and, in the event of such amendment, the Company shall, and the Rights Agent shall, if the Company so directs, sign a writing evidencing any such supplement or amendment; and

         WHEREAS, the Board of Directors of the Company has adopted a resolution determining that the amendment of the Rights Agreement on the terms set forth herein is advisable and in the best interests of the Company and its stockholders;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in the Rights Agreement and in this Amendment, the parties hereto agree as follows:

         1.       Amendments to Section 1.
                  -----------------------

                  1.1 Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "In addition, notwithstanding anything to the contrary contained herein, (i) neither a 2004 Private Placement Investor nor any of its Affiliates or Associates shall be, become or be deemed to be an "Acquiring Person" (and no Shares Acquisition Date shall occur) solely as a result of the execution and delivery of the 2004 Private Placement Documents (or any amendment thereto in accordance with the terms thereof), or any actions taken by any of the 2004 Investors pursuant to the terms of any of the 2004 Private Placement Documents, or the consummation of the transactions contemplated by the 2004 Private Placement Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the 2004 Private Placement Investors now or at any time in the future of any Common Shares, 2004 Private Placement Warrants, and Common Shares issued or issuable upon exercise of 2004 Private Placement Warrants, or any other acquisition of any of such securities, in each case pursuant to the 2004 Private Placement Documents, and (ii) neither a Series B Preferred Shareholder nor any of its Affiliates or Associates shall be, become or be deemed to be an "Acquiring Person" (and no Shares Acquisition Date shall occur) solely as a result of the execution and delivery of the Series B Preferred Share Documents (or any amendment thereto in accordance with the terms thereof), or any actions taken by any of the Series B Preferred Shareholders pursuant to the terms of any of the Series B Preferred Share Documents, or the consummation of the transactions contemplated by the Series B Preferred Share Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the Series Preferred Shareholders now or at any time in the future of any Series B Preferred Share Warrants or any Common Shares issued or issuable upon exercise of Series B Preferred Share Warrants, or any other acquisition of any of such securities, in each case pursuant to the Series B Preferred Share Documents."



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

                  1.2 Section 1(jj) of the Rights Agreement is hereby amended by adding the following to the end thereof:

                  "In addition, notwithstanding anything to the contrary contained herein, no Shares Acquisition Date shall occur solely as a result of the execution and delivery of the 2004 Private Placement Documents or the Series B Preferred Share Documents (or any amendments thereto in accordance with the terms thereof), or any actions taken by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders pursuant to the terms of any of the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the consummation of the transactions contemplated by the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders now or at any time in the future of any Common Shares, 2004 Private Placement Warrants, Series B Preferred Share Warrants, Common Shares issued or issuable upon exercise of any 2004 Private Placement Warrants or Series B Preferred Share Warrants, or any other acquisition of any of such securities, in each case pursuant to the 2004 Private Placement Documents or the Series B Preferred Share Documents."

                  1.3 Section 1 of the Rights Agreement is hereby further amended by addition to the end thereof the following definitions:

                  "(tt) `2004 Private Placement Documents' shall mean (i) the Securities Purchase Agreement, dated as of April 22, 2004 (the "2004 Purchase Agreement"), by and among the Company and the 2004 Private Placement Investors, (ii) the 2004 Private Placement Warrants issued or to be issued to the 2004 Private Placement Investors pursuant to the Securities Purchase Agreement, and (iii) any other agreement or instrument executed by the Company and the 2004 Private Placement Investors in connection with the foregoing, as each of the foregoing may be amended from time to time in accordance with the respective terms thereof."

                  (uu) `2004 Private Placement Investors' shall mean (i) each Person that is or becomes a party to the 2004 Purchase Agreement as a purchaser of securities from the Company, and
                  (ii) the placement agent in connection therewith."

                  (vv) `2004 Private Placement Warrants' shall mean the warrants to purchase Common Shares issued or issuable to the 2004 Private Placement Investors pursuant to the 2004 Private Placement Documents.

                  (ww) `Series B Preferred Share Documents' shall mean (i) the agreements (the "Series B Preferred Share Agreements"), by and among the Company and certain Series B Preferred Shareholders,
                  (ii) the Series B Preferred Share Warrants issued or to be issued to Series B Preferred Shareholders pursuant to the Series B Preferred Share Agreements, and (iii) any other agreement or instrument executed by the Company and the Series B Preferred Shareholders in connection with the foregoing,



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                  as each of the foregoing may be amended from time to time in accordance with the respective terms thereof."

                  (uu) `Series B Preferred Shareholder' shall mean each holder of Series B Preferred Shares that is or becomes a party to the Series B Preferred Share Agreements."

                  (vv) `Series B Preferred Share Warrants' shall mean the warrants to purchase Common Shares issued or issuable to the Series B Preferred Shareholders pursuant to the Series B Preferred Share Documents."

         2. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "In addition, notwithstanding anything to the contrary contained herein, no Distribution Date shall be deemed to have occurred solely as a result of the 2004 Private Placement Documents or the Series B Preferred Share Documents (or any amendments thereto in accordance with the terms thereof), or any actions taken by any of the 2004 Investors or any of the Series B Preferred Shareholders pursuant to the terms of any of the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the consummation of the transactions contemplated by the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders now or at any time in the future of any Common Shares, 2004 Private Placement Warrants, Series B Preferred Share Warrants, Common Shares issued or issuable upon exercise of any 2004 Private Placement Warrants or Series B Preferred Share Warrants, or any other acquisition of any of such securities, in each case pursuant to the 2004 Private Placement Documents or the Series B Preferred Share Documents."

         3. Amendment to Section 11. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "(r) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 shall not apply to or be triggered by the execution and delivery of the of the 2004 Private Placement Documents or the Series B Preferred Share Documents (or any amendments thereto in accordance with the terms thereof), or any actions taken by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders pursuant to the terms of any of the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the consummation of the transactions contemplated by the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders now or at any time in the future of any Common Shares, 2004 Private Placement



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                  Warrants, Series B Preferred Share Warrants, Common Shares
                  issued or issuable upon exercise of any 2004 Private Placement Warrants or Series B Preferred Share Warrants, or any other acquisition of any of such securities, in each case pursuant to the 2004 Private Placement Documents or the Series B Preferred Share Documents."

         4. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "(g) Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 shall not apply to or be triggered by the execution or delivery of the of the 2004 Private Placement Documents or the Series B Preferred Share Documents (or any amendments thereto in accordance with the terms thereof), or any actions taken by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders pursuant to the terms of any of the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the consummation of the transactions contemplated by the 2004 Private Placement Documents or the Series B Preferred Share Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the 2004 Private Placement Investors or any of the Series B Preferred Shareholders now or at any time in the future of any Common Shares, 2004 Private Placement Warrants, Series B Preferred Share Warrants, Common Shares issued or issuable upon exercise of any 2004 Private Placement Warrants or Series B Preferred Share Warrants, or any other acquisition of any of such securities, in each case pursuant to the 2004 Private Placement Documents or the Series B Preferred Share Documents."

         5. Rights Agent Not Liable. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment.

         6. Effectiveness of Amendment. This Amendment shall be effective as of the date first above written. All references to the Rights Agreement, including the terms "Agreement," "hereof," "herein" and the like set forth in the Rights Agreement shall, as of and after the date first above written, be deemed to be references to the Rights Agreement, as amended prior to the date hereof, as modified and amended by the terms of this Amendment. Except as and to the extent specifically modified and amended by the terms of this Amendment, all terms and conditions of the Rights Agreement, as previously amended shall remain in full force and effect from and after the date first above written.

         7. Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Delaware.

         8. Captions. Captions of the sections and subsections of this Amendment are used herein solely for convenience of reference and shall not control or affect the meaning or construction of any of the provisions of this Amendment.



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         9.       Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.


                                  * * * * * * *


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



         IN WITNESS WHEREOF, this Amendment No. 1 to Amended and Restated Rights Agreement has been duly executed and delivered on behalf of the parties hereto by their respective duly authorized officers, effective as of the date first above written.

                                          METRETEK TECHNOLOGIES, INC.

                                          By: /s/ A. Bradley Gabbard
                                             ---------------------------------
                                              A. Bradley Gabbard,
                                              Executive Vice President
ATTEST:

By: /s/ Gary J. Zuiderveen
    ------------------------------
    Gary J. Zuiderveen, Secretary

                                          COMPUTERSHARE INVESTOR SERVICES, LLC

                                          By:
                                               -------------------------------
                                          Its:
                                               -------------------------------

ATTEST:

By:
    -----------------------------
Its:
    -----------------------------





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